EXHIBIT 99.1

Cosmos Holdings Announces Closing of $6 Million Private Placement of Convertible Preferred Stock and Start of Trading on the Nasdaq

February 28, 2022 17:00 ET | Source: Cosmos Holdings

CHICAGO, Feb. 28, 2022 (GLOBE NEWSWIRE) -- Cosmos Holdings, Inc. (“the Company”) (Nasdaq: COSM), an international pharmaceutical company with a proprietary line of nutraceuticals and distributor of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices, today announced the closing of a private placement offering to certain institutional investors and an insider of the Company to purchase 6,000 shares of Series A Convertible Preferred Stock and warrants to purchase 2,000,000 shares of common stock. Each share of Series A Convertible Preferred Stock had a purchase price of $1,000.00, representing 100% of the stated value of each share of preferred stock, resulting in gross proceeds of approximately $6 million, before deducting financial advisory fees and other estimated offering expenses. In connection with the private placement offering, the Company’s common stock has commenced trading on the Nasdaq Capital Market, under the trading symbol COSM.

The Company and the holders of the Series A Convertible Preferred Stock also entered into a registration rights agreement to register the resale of the shares of common stock issuable upon conversion of the preferred shares and the shares of common stock issuable upon exercise of the warrants to purchase shares of common stock. The Series A Convertible Preferred Stock is convertible into shares of the Company’s common stock at the lower of (i) $3.00 or (ii) 80% of the average VWAP for the Company’s common stock for the five (5) trading days immediately following the effectiveness of the resale registration statement.

The warrants are exercisable at $3.30 per share, or 110% of the Series A Convertible Preferred Stock conversion price, subject to certain adjustments, and will expire five and one-half years following the initial exercise date of the warrants.

The Series A Convertible Preferred Stock, the shares of common stock issuable upon conversion of the preferred stock, and the warrants are being issued in reliance upon the exemption from the securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and/or Rule 506 of Regulation D as promulgated by SEC under the 1933 Act. The Series A Convertible Preferred Stock, the shares of common stock issuable upon conversion of the preferred stock, and the warrants have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration under the 1933 Act or an applicable exemption from the registration requirements of the 1933 Act.

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About Cosmos Holdings

Cosmos Holdings Inc. is an international pharmaceutical company, with a proprietary line of nutraceuticals and distributor of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices through an extensive, established EU distribution network. The Company identifies, acquires, develops and commercializes products that improve patients’ lives and outcomes and has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Cosmos Holdings has offices and distribution centers in Thessaloniki, Greece, Athens, Greece and Harlow, UK. More information is available at www.cosmosholdingsinc.com and www.skypremiumlife.com.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: COSM@crescendo-ir.com

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